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                                 EXHIBIT NO. 1
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                         Consent of Coopers & Lybrand,
                            Independent Accountants,
                          to incorporate by reference
                        their report dated June 24, 1994
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Progressive Corporation on Form S-8 (Registration No. 33-16509 and 33-51034) of our report dated June 24, 1994, on our audits of the financial statements and supplemental schedules of The Progressive Corporation Long-Term Savings Plan as of December 31, 1993 and 1992, and for the years then ended, which report is included in this Annual Report on Form 11-K.





                                        COOPERS & LYBRAND





Cleveland, Ohio
June 27, 1994